UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013 (September 24, 2013)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of Principal Executive Offices, including Zip Code)

(615) 465-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 24, 2013, Community Health Systems, Inc. (“CHS”), FWCT-2 Acquisition Corporation, an indirect, wholly-owned subsidiary of CHS (“Merger Sub”), and Health Management Associates, Inc. (“HMA”) entered into an amendment and consent (the “Amendment and Consent”) to the Agreement and Plan of Merger, dated as of July 29, 2013, by and among HMA, CHS and Merger Sub (the “Merger Agreement”).

Pursuant to the Amendment and Consent, the parties agreed to, among other things:

(i) permit HMA to engage Lazard Frères & Co. LLC and UBS Securities LLC (the “Additional Financial Advisors”) to analyze the business and financial condition of HMA and the financial terms of the merger of Merger Sub with and into HMA pursuant to the Merger Agreement (the “Merger”);

(ii) provide that if HMA requests either of the Additional Financial Advisors to render an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of HMA common stock in the Merger, such opinion will be delivered by no later than November 19, 2013;

(iii) provide that if (A) either of the Additional Financial Advisors renders an opinion containing any conclusion that the merger consideration to be received by the holders of HMA common stock in the Merger is other than fair, from a financial point of view, to such holders or that is inconsistent in any respect with (1) the written opinion of Morgan Stanley & Co. LLC to the HMA board of directors dated July 29, 2013 or (2) the HMA board of directors’ recommendation that the HMA stockholders adopt the Merger Agreement (disregarding any customary qualifications and disclaimers set forth in the opinion), or (B) either of the Additional Financial Advisors is requested by the HMA board of directors to render an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of HMA common stock in the Merger and any such Additional Financial Advisor is unable or unwilling to conclude that the merger consideration to be received by the holders of HMA common stock in the Merger is fair, from a financial point of view, to such holders, then the occurrence of any of those events will be deemed to be a “company adverse recommendation change” for all purposes of the Merger Agreement (including for purposes of triggering CHS’s termination rights thereunder and, if CHS elects to so terminate the Merger Agreement, the obligation of HMA to pay a termination fee of $109 million to CHS); and

(iv) provide that notwithstanding HMA’s rights under the Merger Agreement to adjourn, recess or postpone the special meeting of HMA stockholders for the purpose of voting upon the adoption of the Merger Agreement in certain limited circumstances, in no event may the HMA special meeting be held on, adjourned, recessed or postponed to a date that is on or after the third business day prior to April 30, 2014 without CHS’s prior written consent.

The foregoing summary of the Amendment and Consent does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment and Consent, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Amendment and Consent to Agreement and Plan of Merger, dated as of September 24, 2013, by and among Health Management Associates, Inc., Community Health Systems, Inc. and FWCT-2 Acquisition Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date: September 25, 2013	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Amendment and Consent to Agreement and Plan of Merger, dated as of September 24, 2013, by and among Health Management Associates, Inc., Community Health Systems, Inc. and FWCT-2 Acquisition Corporation.